Exhibit (b)(2)

SCM TRUST

Amendment Number One to the Amended and Restated By-Laws

Dated June 12, 2011

RESOLVED, that effective May 7, 2020, each reference to "Shelton Greater China Fund" in the Bylaws of SCM Trust shall be amended and restated in its entirety as "SCM Trust".